EXHIBIT 10.11

STAGE STORES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of the _____ day of __________, 20____ (the "Effective Date"), by and between STAGE STORES, INC., a Nevada corporation (hereinafter called the "Company"), and _____________, an employee of the Company, its subsidiaries or its affiliates (hereinafter called the "Employee").

WHEREAS, the Board of Directors of the Company (the "Board") has adopted the Stage Stores, Inc.  Amended and Restated 2008 Equity Incentive Plan (the "Plan"), as it may be amended from time to time; and

WHEREAS, the Company considers it desirable and in the Company's best interests that the Employee be given an opportunity to purchase Common Shares in furtherance of the Plan to provide incentive for the Employee to remain an employee of the Company, its subsidiaries or its affiliates and to promote the growth, earnings and success of the Company.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.           GRANT OF OPTION.  The Company hereby grants to the Employee the right, privilege and option to purchase a total of __________________ (_________) Common Shares (the "Stock Option"), in the manner and subject to the conditions as hereinafter provided.  For purposes of this Agreement, "Common Shares" shall mean the Company's authorized voting common stock, par value $0.01, and “Option Shares” shall mean the number of Common Shares available under this Agreement.

2.           OPTION PRICE.  The payment deliverable upon the exercise of a Stock Option shall be $__________ per Common Share (the "Option Price"), which is the Fair Market Value (as defined below) of a Common Share on the Effective Date.  For purposes of this Agreement, Fair Market Value means the closing price on that date, or on the next business day if that date is not a business day, of a Common Share as the price is reported on the applicable exchange or market on which the Common Shares are traded; provided that, if the Common Shares are not be reported on an exchange or market, the fair market value of Common Shares shall be as determined in good faith by the Board in such reasonable manner as it may deem appropriate in accordance with applicable law. For purposes of this Agreement, reference to the “Board” shall include the Compensation Committee (the “Committee”) to the extent that the Board has designated the Committee to administer the Plan.

3.           TERM, VESTING AND LIMITATION ON EXERCISE.  The Stock Option may be exercised during a period of seven (7) years from the Effective Date of this Agreement (the "Option Term").  The Stock Option may not be exercised after the expiration of its Option Term.  Except as otherwise set forth in this Agreement, the Stock Option shall vest and become exercisable by Employee on ______________, 20______.

4.           DEATH OF EMPLOYEE.  If the Employee’s employment with the Company is terminated due to death, the unvested Stock Option will immediately vest and the Employee’s estate will have one year from the date of death to exercise the Stock Option, provided that the exercise occurs within the remaining Option Term.  Any portion of the Stock Option not exercised within the one year period shall terminate.

5.           DISABILITY OF EMPLOYEE.  If the Employee’s employment with the Company is terminated due to disability, the unvested Stock Option will immediately vest and he or she will have one year from the date of termination to exercise the Stock Option, provided that the exercise occurs within the remaining Option Term.  Any portion of the Stock Option not exercised within the one year period shall terminate.  For the purposes of this Agreement, the Employee shall be deemed to have terminated his or her employment by the Company by reason of disability, if the Committee shall determine that the physical or mental condition of the Employee by reason of which such employment terminated was such at that time as would entitle him or her to payment of monthly disability benefits under any Company disability plan.  If the Employee is not eligible for benefits under any disability plan of the Company, he or she shall be deemed to have terminated such employment by reason of disability if the Committee shall determine that his or her physical or mental condition would entitle him or her to benefits under any Company disability plan if he or she were eligible therefor.

6.           RETIREMENT OF EMPLOYEE.  If the Employee’s employment with the Company is terminated due to retirement (as determined by the Board), the unvested Stock Option will immediately vest and he or she will have one year from the date of termination to exercise all the Stock Option,  provided that the exercise occurs within the remaining Option Term.  Any portion of the Stock Option not exercised within the one year period shall terminate.

7.           CHANGE IN CONTROL.  In the event of a Change In Control, the Stock Option will immediately vest and will be exercisable. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred:

(a)           on such date within the 12-month period following the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that represents twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (the “Trigger Date”), that a majority of the individuals who, as of the Trigger Date, constitute the Board (the “Incumbent Board”) are replaced by new members whose appointment or election is not endorsed by a majority of the members of the Incumbent Board before the date of such appointment or election;

(b)           as of the date that any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires ownership of stock that, together with stock held by such person or group, constitutes more than 50% of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control; or

(c)           the date any one person, or more than one person acting as a group (as defined in §1.409A-3(i)(5)(v)(B) of the Treasury Regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the assets of the Company, except for any sale, lease exchange or transfer resulting from any action taken by any creditor of the Company in enforcing its rights or remedies against any assets of the Company in which such creditor holds a security interest.  Provided further, a transfer of assets by the Company shall not be treated as a Change in Control if the assets are transferred to:

(i)           A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)           An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)           A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)           An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii) herein.

For purposes of subsection (c) and except as otherwise provided in paragraph (i), a person’s status is determined immediately after the transfer of the assets.

8.       OTHER TERMINATION OF EMPLOYMENT. Upon the termination of the Employee’s employment with the Company for any reason other than death, disability or retirement, the Employee will have sixty (60) days from the date of termination to exercise any vested Stock Option provided that the exercise occurs within the remaining Option Term.  Any portion of the Stock Option not exercised within the sixty (60) day period shall terminate.

9.           NONQUALIFIED STOCK OPTION.  The Stock Option granted under this Agreement shall be a “non-qualified” stock option subject to Section 83 of the Internal Revenue Code (the “Code”), and is not an “incentive stock option” within the meaning of Section 422 of the Code.

10.         EXERCISE OF OPTION.

(a)           To exercise the Stock Option, the Employee or his or her successor shall give written notice to the Company's Treasurer at the Company's principal office, accompanied by full payment of the Option Price for the Common Shares being purchased and a written statement that the Common Shares are being purchased for investment and not with a view to distribution; however, this statement shall not be required if the Common Shares subject to the Stock Option are registered with the Securities and Exchange Commission.  If the Stock Option is exercised by the  successor of the Employee following the Employee's death, proof shall be submitted, satisfactory to the Company, of the right of the successor to exercise the Stock Option.

(b)           Common Shares issued pursuant to this Agreement which have not been registered with the Securities and Exchange Commission shall bear the following legend:

The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are “restricted securities” as that term is defined in Rule 144 under the Act.  The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

(c)           The Company shall not be required to transfer or deliver any certificate or certificates for Common Shares purchased upon any exercise of this Stock Option:  (i) until after compliance with all then applicable requirements of law; and (ii) prior to admission of the Common Shares to listing on any stock exchange on which the Common Shares may then be listed.  In no event shall the Company be required to issue fractional shares to the Employee or his or her

11.           PAYMENT OF OPTION PRICE.  The entire Option Price with respect to the exercise of a Stock Option shall be payable in full at the time of the exercise of the Stock Option.  The Option Price may be paid in cash or, in whole or in part, through the surrender of a portion of the vested Option Shares at the Fair Market Value of the Common Shares on the exercise date or through previously acquired Common Shares at their Fair Market Value on the exercise date.  If Employee elects to surrender vested Option Shares in payment of all or a portion of the Option Price, the Option Shares surrendered shall be cancelled and Employee waives all rights thereunder.

12.           GENERAL RESTRICTIONS.  The Stock Option shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the shares of Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of Common Shares is necessary or desirable as a condition of, or in connection with, the granting of the Stock Option or the issue or purchase of Common Shares thereunder, the granting of the Stock Option or the issue or purchase of the Common Shares may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

13.           ASSIGNMENT.  The rights under this Agreement shall not be assignable or transferable by the Employee, except by will or by the laws of descent and distribution.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the rights under this Agreement contrary to the provisions hereof shall be null and void and without effect.  During the lifetime of the Employee, any right under this Agreement shall be exercisable only by the Employee or his or her guardian or legal representative.

14.           WITHHOLDING TAXES.  Whenever the Company proposes or is required to issue or transfer Common Shares under this Agreement, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the Common Shares.  Alternatively, the Company may issue or transfer the Common Shares net of the number of shares sufficient to satisfy the withholding tax requirements.  For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

15.           RIGHT TO TERMINATE EMPLOYMENT.  Nothing in this Agreement shall confer upon the Employee the right to continue in the employment of the Company, its subsidiaries or its affiliates or affect any right which the Company, its subsidiaries or its affiliates may have to terminate the employment of the Employee.

16.           RIGHTS AS A SHAREHOLDER.  Neither the Employee, his or her legal representative, nor other persons entitled to exercise the Stock Option under this Agreement shall have any rights of a shareholder in the Company with respect to the shares issuable upon exercise of the Stock Option unless and until a certificate or certificates representing the Common Shares shall have been issued to him or her pursuant to the terms of this Agreement.

17.           ADJUSTMENTS.  In the event of any change in the outstanding common stock of the Company by reason of stock splits, reverse stock splits, stock dividends or distributions, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall appropriately adjust the number of Common Shares issued under this Agreement, the Option Price, and any and all other matters deemed appropriate the Board.

18.           STOCK RESERVED.  The Company shall at all times during the term of this Agreement reserve and keep available the number of Common Shares as will be sufficient to satisfy the terms of this Agreement.

19.           SEVERABILITY.  Every part, term or provision of this Agreement is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

20.           NOTICE.  Any notice to be delivered under this Agreement shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or the Employee at their last known address.

    21.           GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the applicable Federal law and, to the extent otherwise applicable, the laws of the State of Texas.

22.           HEADINGS.  The headings in this Agreement are for convenience only and shall not be used to interpret or construe the provisions of this Agreement.

23.           BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

24.           INCORPORATION OF PLAN.  The Stock Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan.  Any capitalized term not otherwise defined in this Agreement shall have the meaning as defined in the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

25.           MODIFICATION.  This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code, as amended (the “Code”).  The Company may change or modify the terms of this Agreement, including, without limitation, the Option Price, without the Employee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.  Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Option to the extent permitted by the Plan.

IN WITNESS WHEREOF, the parties hereto have caused this Nonstatutory Stock Option Agreement to be executed as of the Effective Date.

"COMPANY"	STAGE STORES, INC., By:________________________________________ ___________________, _________________
"EMPLOYEE"	___________________________________________ __________________, an individual